UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2008

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1475 Veterans Blvd.
Redwood City, CA 94063
(Address and zip code of principal executive offices)

(650) 641-2349
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

NanoSensors, Inc. (“NanoSensors” or the “Registrant”) has signed a letter of intent (“Letter of Intent”) to acquire all of the issued and outstanding shares of The Gaming Network, A.G. (“TGNAG”), a privately owned Panamanian corporation. Through its subsidiaries and from closing, TGNAG will conduct and offer a European licensed (Malta) software licensing, operation and ancillary services business for online bingo and casino sites operating outside the United States.

The Letter of Intent provides that TGNAG will merge with and into NanoSensor’s wholly owned Panamanian subsidiary, Cuchulainn Acquisition Inc. (“Acquisition”) (or another wholly owned Panamanian subsidiary of NanoSensors), and for NanoSensors to deliver merger consideration comprised of shares of its common stock to the shareholders of TGNAG. The exact number of shares has not yet been determined; however, the Letter of Intent contemplates that, upon the consummation of the merger, the shareholders of TGNAG will own between 80 and 85 percent of the outstanding shares of NanoSensors common stock.

While the Letter of Intent is not a definitive agreement in respect of the merger contemplated thereby, it does contain certain material provisions of a definitive nature. First, it obligates TGNAG to provide one or more bridge loans to NanoSensors in order to enable it to meet its operating expenses and its expenses in connection with the merger until the merger is completed; if the merger closes on August 31, 2008, the amount of these loans will be at least U.S. $200,000. NanoSensors’ obligation to repay the loan is unconditional. On May 9, 2008, NanoSensors executed a promissory note evidencing the first of these loans and on May 12, 2008, TGNAG advanced $100,000 to NanoSensors. Second, in the Letter of Intent, TGNAG agrees to cause its Maltese subsidiary, The Gaming Network Limited, to grant to NanoSensors the right to use the name “The Gaming Network” in the corporate name of NanoSensors and in its tradenames, service marks and other commercial indicia, whether or not the merger is completed. NanoSensors expects that the instrument granting this right will be executed and delivered promptly. There are also a number of binding provisions of a customary nature, such as those respecting confidentiality, press releases and restrictions on trading NanoSensors common stock. A copy of the promissory note executed is attached hereto as Exhibit 10.1.

The completion of the merger is subject to several conditions, including the negotiation and execution of a definitive merger agreement among NanoSensors, TGNAG and Acquisition (or another wholly-owned Panamanian subsidiary of NanoSensors), the completion of due diligence by the parties, the approval of the transaction by the Board of Directors of NanoSensors, Acquisition and TGNAG and by the shareholders of TGNAG and Acquisition, completion of audited financial statements for The Gaming Network Limited, and several other customary conditions. If a definitive agreement is signed and the other conditions are satisfied, the merger is expected to close during the third calendar quarter of 2008. However, there can be no assurance that a definitive agreement will be executed or that, if it is, the transaction will be completed.

Section 8 - Other Events

Item 8.01 Other Events

On May 9, 2007, the Registrant issued a press release describing the events reported in Item 1.01 of this Current Report on Form 8-K and a copy of this press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

10.1	Promissory Note, dated May 9, 2008, of NanoSensors in favor of The Gaming Network, A.G.

99.1	Press Release dated May 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NANOSENSORS, INC.

By:	/s/ Robert Baron
Name:	Robert Baron
Title:	Interim Chief Executive Officer
Date:	May 13, 2008

 EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 9, 2008